Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
American Medical Systems Holdings, Inc. (AMMD)
May 28, 2004


                               Continuation Sheet

                                     Form 4

                        Statement of Beneficial Ownership

         Explanation of Responses:

     (1) The amount shown in table I represents the beneficial ownership of the Common Stock (the "Common Stock") of American Medical Systems Holdings, Inc. (the "Company") by Warburg, Pincus Equity Partners, L.P. ("WPEP"), which includes three affiliated partnerships. Warburg Pincus & Co. ("WP") is the sole general partner of WPEP. WPEP is managed by Warburg Pincus LLC ("WP LLC"). The members of WP LLC are substantially the same as the partners of WP. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP and WP LLC may be deemed to be the beneficial owners of the Common Stock held by WPEP, although both WP and WP LLC disclaim beneficial ownership of the Common Stock except to the extent of any pecuniary interest therein. Ms. Weatherman, a director of the Company, is a general partner of WP and a member of WP LLC. As such, Ms. Weatherman may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange
Act) in an indeterminate portion of the Common Stock owned by WPEP, WP and WP LLC. Ms. Weatherman disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein.

     (2) On May 27, 2004, WPEP distributed an aggregate of 1,999,996 shares of Common Stock to its partners.

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Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
American Medical Systems Holdings, Inc. (AMMD)
May 28, 2004


1.   Name:     Warburg, Pincus Equity Partners, L.P.
     Address:  466 Lexington Avenue
               New York, New York 10017

2.   Name:     Warburg Pincus & Co.
     Address:  466 Lexington Avenue
               New York, New York 10017

3.   Name:     Warburg Pincus LLC
     Address:  466 Lexington Avenue
               New York, New York 10017

Designated Filer:
Issuer & Ticker Symbol     American Medical Systems Holdings, Inc. (AMMD)
Period Covered by Form:    May 27, 2004

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Warburg, Pincus Equity Partners, L.P.
466 Lexington Avenue
New York, New York  10017
American Medical Systems Holdings, Inc. (AMMD)
May 28, 2004


                              WARBURG, PINCUS EQUITY PARTNERS, L.P.
                              By: Warburg Pincus & Co., General Partner

                              By: /s/ Scott A. Arenare                   5/28/04
                                  ------------------------------         -------
                              Name:  Scott A. Arenare                     Date
                              Title: Partner


                              WARBURG PINCUS & CO.

                              By: /s/ Scott A. Arenare                   5/28/04
                                  ------------------------------         -------
                              Name:  Scott A. Arenare                     Date
                              Title: Partner


                              WARBURG PINCUS LLC

                              By: /s/ Scott A. Arenare                   5/28/04
                                  ------------------------------         -------
                              Name:  Scott A. Arenare                     Date
                              Title: Member